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                                                                    EXHIBIT 4(D)


                             LOAN AGREEMENT BETWEEN

                            JOBS FOR FALL RIVER, INC.
                                       AND
                         THE GENLYTE GROUP INCORPORATED


LENDER:             JOBS FOR FALL RIVER, INC.
                    A MASSACHUSETTS NON-PROFIT CORPORATION
                    ONE GOVERNMENT CENTER
                    FALL RIVER, MA  02722
                    (HEREINAFTER SOMETIMES CALLED JOBS)

BORROWER:           THE GENLYTE GROUP INCORPORATED
                    A DELAWARE CORPORATION
                    FALL RIVER, MA  02720

                                 R E C I T A L S

     1. In order to assist The Genlyte Group Incorporated in providing employment opportunities in the local labor market, Jobs for Fall River, Inc. will lend Two Million ($2,000,000) Dollars as interim financing for its working capital for the acceleration of Lightolier's relocation efforts.

     2. The Federal Department of Housing and Urban Development ("DHUD") has made available to the City certain Community Development Block Grant funds in the sum of Two Million ($2,000,000) Dollars (the "interim financing"), which funds will be loaned by the City to Jobs under the terms of a Loan Agreement (the "CDBG Loan Agreement") of even date herewith for the purpose of funding the Loan made by Jobs to Borrower hereunder.

     3. Jobs desires to lend to Borrower and Borrower desires to borrow from Jobs the sum of Two Million ($2,000,000) Dollars (the "Loan") in order to finance its working capital.

     4. The interim financing consists of Community Development Block Grant funds which have been allocated to the City, but which have not yet been drawn down. The interim financing has been made available to the City by DHUD on the conditions that the interim financing, notwithstanding the loan of same to Jobs, shall, as necessary, be at all times immediately available for such purposes as may from time to time be determined by the City of DHUD.


IT IS THEREFORE AGREED:

     1. LOAN BY LENDER. Jobs agrees, subject to the terms and conditions of this Agreement and in consideration of the representations, covenants and obligations of Borrower contained in this Agreement, to loan to Borrower the sum of Two Million ($2,000,000) Dollars to finance its working capital. In order to acquire funds for the Loan, Jobs will execute the CDBG Loan Agreement simultaneously with the execution of this Agreement.

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     2.   LOAN REPAYMENT.  In consideration of the undertakings of Jobs and of the Loan made hereunder, Borrower hereby agrees to pay to Jobs or its order the sum of Two Million ($2,000,000) Dollars, at the time and in the manner set forth in the Promissory Note (the "Note") of even date herewith, in the form attached hereto as Exhibit "1", made and executed by Borrower to the order of Jobs.

     3. SOURCE OF PAYMENT. Payment of principal hereunder and under the Note shall be backed by unconditional, irrevocable letters of credit (the "Letters of Credit") in the amounts of Two Million ($2,000,000) Dollars in form and substance satisfactory to Jobs and the City of its representative, from an issuer satisfactory to the City or its representative, addressed in each case to Jobs as beneficiary, with provisions permitting the transferability of the beneficiary's interest thereunder to the City. Payment under such Letters of Credit shall not be conditioned upon any action or omission to take such action on the part of Jobs or the City, whether under this Agreement, under the terms of any document executed or delivered hereunder or otherwise. Neither the acceptance of, the transfer of, or the receipt of monies under the Letters of Credit shall in any manner relieve Borrower of any obligation hereunder or under the terms of any document executed or given in connection herewith, except to the extent payment is actually received under the Letters of Credit.

     4. CONDITIONS TO LENDER MAKING LOAN. The obligation of the Lender to make any advance under this Agreement shall at all times be conditioned for the sole benefit of Jobs upon:

          a.   The execution of this Agreement by Borrower and Jobs;

          b.   Receipt of Jobs of the Letters of Credit;

          c. The receipt by Jobs of such documents, certifications and opinions as may be reasonably satisfactory to Jobs, evidencing that this Agreement, the Note, the Letters of Credit and all other documents given or executed in connection herewith are duly and validly executed by and on behalf of and constitute the valid and enforceable obligations of the obligors thereunder pursuant to the respective terms of each, and that the execution and delivery of this Agreement, the Note, the Letters of Credit and all other documents executed or given hereunder and the performance by breach or violate any articles of incorporation, any by-law restrictions, or any law or governmental regulation, or constitute any breach of or default under any agreement or instrument, to which the Borrower or any other obligor may be party or under the terms of which Borrower or any other obligor may be bound.

          d. The availability to Jobs of Dollars in proceeds from the CDBG Loan and the satisfaction of all conditions thereunder to same under the CDBG Loan Agreement.

     5. CONSENT TO ASSIGNMENT. Borrower hereby acknowledges that, concurrently with the execution of this Agreement, Jobs is assigning its rights under this Agreement, is negotiating the Note and is transferring certain of Jobs' rights under the Letter of Credit, together with all revenues, receipts, funds and proceeds of or with respect to the CDBG Loan Agreement. Borrower hereby consents to such assignment, negotiation and transfer. Borrower hereby waives any objections or defenses it may have, if any, to the enforcement of its obligations under this Agreement or under any document executed or given hereunder or in connection herewith or to the assignment, negotiation and transfer by Jobs to the City of Jobs' rights as above described


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and further agrees that Jobs, the City or either of them may enforce the provisions of this Agreement and all documents given or executed hereunder or pursuant hereto. No undertaking by Jobs, without the written consent of the City, shall release the Borrower from any obligation under this Agreement or any document executed hereunder or pursuant hereto, including any security therefor, owing to or assigned, transferred or negotiated to the City.

     6. OBLIGATIONS OF BORROWER HEREUNDER UNCONDITIONAL. The obligations of the Borrower to make payments required in Paragraph 2 hereof shall be absolute and unconditional and, until such time as the principal of the Note shall have been fully paid, the Borrower:

          a. Will not suspend any payment for which provision is made in this Agreement or in any other document executed hereunder in connection herewith.

          b. Will not terminate or suspend this Agreement or the payment of any obligations provided hereunder or under any other document executed hereunder or in connection herewith for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, commercial frustration of purpose, any failure of Jobs or any assignee thereof to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or any document executed hereunder or in connection herewith (except with respect to the foregoing, those arising from a failure by Jobs to make advances pursuant to Section 1 hereof), any breach by the City of any obligation owing to Borrower or the exercise by the City of any right or prerogative granted to or served by the City under the terms of any agreement between the City and the Borrower or under any coveyance from the City to the Borrower. No defense, setoff, recoupment or counterclaim which may be available to or asserted by Jobs against the City shall be available to or asserted by Borrower against the City or Jobs. Insofar as Borrower shall be concerned, all assignments, negotiations and transfers to the City as described above shall be and are absolute. No obtained consent or approval from the City or DHUD shall relieve Borrower from or constitute any defense or condition to the obligations of Borrower with respect to payment hereunder or under the terms of any document given hereunder or in connection herewith.

     7.   DEFAULT AND REMEDIES.

          a. DEFAULT. The Failure of Borrower to pay or perform any obligation hereunder or under the terms of any other document executed in connection herewith or the falsity of any representation or breach of any warranty of covenant made by the Borrower, hereunder or under the terms of any other document executed in connection herewith, shall constitute a default hereunder.

          b. REMEDIES. Upon the occurrence of a default by Borrower, Jobs may take any one or more of the following remedial steps:

               (1) Take whatever action at law or in equity (other than an action for specific performance of non-monetary obligations) as may appear necessary or desirable, in the sole discretion of Jobs, to collect the amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement or under any other document executed in connection herewith.



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               (2)  To take any and all action and do any and all things which are allowed, permitted or provided by law to enforce or realize upon the Letters of Credit (it being understood, however, that neither demand by Jobs nor default by Borrower shall constitute conditions to the rights of Jobs or its transferee to demand, receive or obtain payment under the Letters of Credit.

               (3) Institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid and to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree and collect, in a manner provided by law, the monies adjudged or decreed to be payable.

               (4) If there shall be pending, at any time, proceedings pertaining to the bankruptcy or reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in the case a receiver, trustee or custodian shall have been appointed for the property of the Borrower and in the case of any other similar judicial proceedings relative to the borrower or to its creditors, Jobs shall be entitled and empowered by the intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and evidenced by the Note, and in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Jobs or any assignee of Jobs allowed in such judicial proceedings relative to the Borrower and to collect and receive any monies or other property payable or deliverable on any such claims, and any receiver, custodian, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to Jobs' assignee hereof and to pay the expenses incurred by it up to the date of such distribution.

          c. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to Jobs is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now existing at low or in equity or by statute and may be exercised in such number, at such times and in such order as Jobs may determine in its discretion. No delay or omission to exercise any right or power or shall be construed to be a waiver thereof, but any such right and power may be expedient by Jobs. In order to entitle Jobs to exercise any right or remedy reserved to it under this Agreement, it shall not be necessary to give any notice, other than notices which may be herein expressly required. Such rights and remedies as are given to Jobs hereunder shall also extend to any assignee of Jobs and such assignee shall be deemed a third party beneficiary of all covenants and agreements herein contained.

     8. AGREEMENT TO PAY ATTORNEYS FEES AND EXPENSES. In the event Jobs utilizes the services of an attorney or attorneys in attempts to collect any sums due under this Agreement or any other document executed or given in connection herewith or hereunder or if Jobs becomes a party plaintiff or defendant or otherwise appears in any legal proceeding relating to this Agreement or any of the documents executed hereunder or in connection herewith, the Borrower shall pay to Jobs all costs and expenses incurred, including reasonable attorneys' fees and further including those costs, expenses and attorneys' fees incurred after the filing by or against the Borrower of any proceedings under any Federal or State laws relating to bankruptcy or insolvency and whether incurred in connection with the involvement of Jobs as a creditor in such proceedings or otherwise.



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     9.   NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER.  In the event any undertaking contained in this Agreement or any document executed hereunder or in connection herewith should be breached by Borrower and thereafter waived by Jobs (it being understood that no waiver on the part of Jobs shall be effective without the written consent of the City as assignee of Jobs) such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     10. NO WARRANTY OF CONDITION OR SUITABILITY. Neither Jobs nor the City make any warranty, either express or implied, as to the conditions of the interim financing for working capital for execution of the contract financed by the Loan, or that said working capital will be suitable for the purposes or needs of the Borrower or that the Loan will be sufficient to meet the working capital needs of Borrower in connection with the execution of the contract.

     11. NOTICES. All notices, certificates or other communications hereunder shall be delivered either personally or by registered or certified mail, postage prepaid, return receipt requested and addressed to the parties at the addresses set forth in this Agreement. If given by mail such notice shall be effective as of the date so deposited in the United States mail. Copies of all such notices shall be delivered or mailed to the City of Fall River, Massachusetts.

     12. COSTS AND EXPENSES OF LENDER. Borrower shall pay or reimburse to Jobs, upon demand by Jobs, all costs incurred by Jobs in connection with this Agreement, and the Loan, including without limitation all recording and filing fees (if any) and attorneys' fees.

     13. EXECUTION OF DOCUMENTS. The parties hereto shall, exercising reasonable diligence, execute any and all documents and do all things as may be necessary or advisable under the circumstances to given practical effect to this Agreement and to evidence, perfect and protect all rights and interests granted by the parties hereunder.

     14. CONFLICT OF INTEREST. NO INDIVIDUAL LIABILITY. No member, official or employee of Jobs shall have any personal interest, direct or indirect, in this Agreement, nor shall any such member, official or employee participate in any decision relating to this Agreement which affects his pecuniary interest or interests of any corporation, partnership or association in which he is, directly or indirectly, interested. No member, official or employee of the City or of Jobs shall be personally liable in the event of any default or breach of this Agreement by the City or Jobs.

      15. BINDING EFFECT. This Loan Agreement shall inure to the benefit of and shall be binding upon Jobs and the Borrower and their respective successors and assigns, subject, however, to the limitations contained in this Agreement.

     16. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such provisions in any other jurisdiction. To the extent permitted by applicable law, the borrower hereby waives any provisions of law which renders any provisions hereof prohibited or unenforceable in any respect.


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     17.  AMENDMENTS, CHANGES AND MODIFICATIONS.  Except as otherwise provided in this Agreement, this Agreement may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the City. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

     18. EXECUTION OF COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     19. CAPTIONS AND TABLE OF CONTENTS; LAW GOVERNING. The Captions and Table of Contents in this Agreement are for convenience and reference only and shall not define, limit or modify any of the terms or provisions hereof. This agreement shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, including all matters of construction, validity and performance.

     The interest of Jobs in, to and under the foregoing Loan Agreement has been assigned this date to the City of Fall River, a municipal corporation.


DATED:

                                       LENDER:

                                       JOBS FOR FALL RIVER, INC.

                                       By:_____________________________________
                                            Michael F. Neves



                                       BORROWER:

                                       THE GENLYTE GROUP INCORPORATED


                                       By:______________________________________

                                       By:______________________________________





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